Exhibit 99.1

Canoo’s Oklahoma City Manufacturing Facility Achieves Final Activation as First Automotive Foreign-Trade Zone in the State of Oklahoma

●	FTZ activation insulates Canoo from import tariffs and allows for deferments and exemptions as the company expands its global presence

●	The approval of Canoo's FTZ allows other vendors and partners to relocate into Canoo’s user-driven site thereby broadening the benefits to Canoo and its partners

●	Effective immediately providing a 5% reduction in BOM costs for imported parts significantly improving margins

Justin, TX, September 19, 2024 (GLOBE NEWSWIRE) – Canoo Inc. (NASDAQ: GOEV), a high-tech advanced mobility company, announced today that the U.S. Customs and Border Protection (CBP) has officially approved final activation of Canoo’s Oklahoma City operations as a Foreign-Trade Zone (FTZ), becoming one of the largest FTZs in the State of Oklahoma.

This activation status qualifies Canoo to take advantage of FTZ benefits, effective immediately. This final designation will allow Canoo to significantly streamline its operations, offering financial and logistical benefits as the company scales production of its modular electric commercial vehicles for customers in the U.S., the United Kingdom, Europe, and the Middle East.

Canoo has worked for approximately a year with the U.S. Customs and Border Protection for approval and activation of the FTZ. Initial approval was received in March 2024 and over the last several months Canoo completed this final activation milestone for this facility, which includes having the necessary infrastructure to activate the site.

“We thank Oklahoma City Customs Port Director Pequano and the Dallas U.S. Customs and Border Protection Area Port office for the work, support and direction for the activation approval. It's great to get this milestone completed as it's part of a larger strategy with more to come,” said Tony Aquila, Investor, Executive Chairman, and CEO of Canoo.

This is a significant first step in harmonizing Canoo’s supply chain and insulating the company from the standard practices in other countries, providing stability against the ever-changing tariffs landscape.

For more information on Canoo please visit www.canoo.com.

About Canoo

Founded in 2017, Canoo Inc. (NASDAQ: GOEV) is an automotive tech company that manufactures electric cargo vehicles, built to deliver, for large commercial, government and fleet customers globally. The company has developed design-forward innovative electric vehicles with steer-by-wire technology on its common modular platform with end-to-end software plus power solutions. Canoo’s platform is purpose-built to maximize the vehicle interior space and is customizable to support a wide range of business and government applications. Headquartered in Justin, Texas, Canoo has teams located in California, Michigan and Oklahoma with world-class vehicle and battery facilities in Oklahoma City. For more information please visit www.canoo.com and investors.canoo.com.

Forward-Looking Statements

The information in this press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward- looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements about our plans, expectations and objectives with respect to the results and timing of the reverse stock split and the effect the reverse stock split will have on the Company’s ability to regain compliance with the Nasdaq Listing standards. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; Canoo's ability to access future capital, via debt or equity markets, or other sources; the rollout of Canoo's business and the timing of expected business milestones and commercial launch; future market adoption of Canoo's offerings; risks related to Canoo's go-to-market strategy and manufacturing strategy; the effects of competition on Canoo's future business, and those factors discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Canoo's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the "SEC") on April 1, 2024, as well as its past and future Quarterly Reports on Form 10-Q and other filings with the SEC, copies of which may be obtained by visiting Canoo's Investors Relations website at investors.canoo.com or the SEC's website at www.sec.gov. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo's expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo's assessments to change.

However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Canoo's assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Media Contact

press@canoo.com

Investor Relations Contact

IR@canoo.com